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Exhibit 21

Subsidiaries of the Company1,2

Name of Subsidiary	Jurisdiction of Incorporation or Organization
NYT Capital, Inc.	Delaware
City & Suburban Delivery Systems, Inc	Delaware
Comet-Press Newspapers, Inc.	Delaware
Comet-Press Newspapers Holdings, Inc.	Delaware
Donohue Malbaie Inc. (49%)	Canada
Globe Newspaper Company, Inc	Massachussetts
Boston Globe Electronic Publishing, LLC	Delaware
Boston Globe Marketing, LLC	Delaware
Community Newsdealers Holdings, Inc.	Delaware
Globe Specialty Products, LLC	Delaware
New England Direct LLC (50%)	Delaware
Retail Sales, LLC	Delaware
Hendersonville Newspaper Corporation	North Carolina
Hendersonville Newspaper Holdings, Inc.	Delaware
Lakeland Ledger Publishing Corporation	Florida
Lakeland Ledger Holdings, Inc.	Delaware
Midtown Insurance Company	New York
NYT Holdings, Inc.	Delaware
NYT Broadcast Holdings, LLC	Delaware
New York Times Management Services	Massachussetts
NYT Management Services, Inc.	Delaware
NYT Shared Service Center, Inc.	Delaware
International Media Concepts, Inc.	Delaware
The Dispatch Publishing Company, Inc.	North Carolina
The Dispatch Publishing Holdings, Inc.	Delaware
The Houma Courier Newspaper Corporation	Delaware
The Houma Courier Newspaper Holdings, Inc	Delaware
The New York Times Distribution Corporation	Delaware
The New York Times Electronic Media Company	Delaware
The New York Times Sales Company	Massachussetts
The New York Times Syndication Sales Corporation	Delaware
The Spartanburg Herald-Journal, Inc.	Delaware
Times Leasing, Inc.	Delaware
Times On-Line Services, Inc.	New Jersey
Worcester Telegram & Gazette Corporation	Massachussetts
Worcester Telegram & Gazette Holdings, Inc.	Delaware
The New York Times Company	New York
Discovery Times Channel LLC (50%)	Delaware
International Herald Tribune S.A.S.	France
London Bureau Limited	United Kingdom
Madison Paper Industries (partnership) (40%)	Maine
NYT Administradora de Bens e Servicos Ltda.	Brazil
NYT Press Services, LLC	Delaware
NYT Real Estate Company LLC	New York
The New York Times Building LLC (58%)	New York
Rome Bureau S.r.l.	Italy

100% owned unless otherwise indicated.

The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.

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  Exhibit 21
Subsidiaries of the Company1,2